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                        State of Delaware                         PAGE 1

                        Office of the Secretary of State


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "PANHANDLE EASTERN CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 1990, AT 10 O'CLOCK A.M.




                                           /s/ EDWARD J. FREEL

                                   --------------------------------------
                                      Edward J. Freel, Secretary of State

              [SEAL]
                                                   AUTHENTICATION:  7911137

                                                            DATE:  04-17-96
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
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PANHANDLE EASTERN CORPORATION

    The undersigned, for the purpose of restating the Certificate of Incorporation of Panhandle Eastern Corporation (hereinafter called the "Corporation") pursuant to Section 245 of the General Corporation Law of the State of Delaware, hereby certify:

      I. The name of the Corporation is Panhandle Eastern Corporation. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 26, 1981.

     II. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     FIRST: The name of the Corporation is PANHANDLE EASTERN CORPORATION.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 303,000,000 shares, of which 3,000,000 shares shall be Preferred Stock (hereinafter called the "Preferred Stock"), issuable in series, of the par value of $1.00 per share, and 300,000,000 shares shall be Common Stock, of the par value of $1.00 per share (hereinafter called the "Common Stock").

     The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

                    PROVISIONS APPLICABLE TO PREFERRED STOCK

     A. The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

     (1) The voting powers, if any, of the holders of stock of such series;

     (2) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative;
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     (3) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;

     (4) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (5) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and,

     (6) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Delaware.

     B. All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

             PROVISIONS APPLICABLE TO PARTICIPATING PREFERRED STOCK

     C. There is hereby established one series of Preferred Stock and the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of, the dividends on, and the terms of redemption of, the shares of such series, are hereby fixed as follows:

         (1) The distinctive serial designation of this series shall be "Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other Shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

         (2) The number of shares in this Series shall initially be 1,000,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series redeemed or purchased by the Corporation shall be cancelled and Shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         (3) The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, on each date that dividends or other distributions (other than dividends or distributions payable in capital stock of the Corporation) are payable on or in respect of capital stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or other distributions payable in capital stock of the Corporation) that would be payable on such date to the holder of the Reference Package. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding fifty (50) days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

          The term "Reference Package" shall initially mean 100 shares of Common Stock of the Corporation. In the event the Corporation shall at any time after the Separation Date [as defined in the Rights Agreement, dated as of March 11, 1986 (the "Rights Agreement"), between the Corporation and First City National Bank of Houston, as Rights Agent] (a) declare or pay a dividend on any capital stock comprising part of the Reference Package payable in capital stock,
     (b) subdivide any capital stock comprising part of the Reference Package, (c) combine any capital stock comprising part of the Reference Package into a smaller number of shares or (d) issue in a reclassification, merger or consolidation any shares of capital stock in respect of or in lieu of any existing capital stock comprising part of the Reference Package, then and in each such case the Reference Package after such event shall be the capital stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

          Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.
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          So long as any shares of this Series are outstanding, no
     dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

          (4) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to one hundred times the Exercise Price (as defined in the Rights Agreement) in effect as of the Separation Date (such product being hereinafter referred to as the "Liquidation Preference"), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

          In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (4), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares, of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (4) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.
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          For the purposes of this Section (4), the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

          (5) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the shares of this Series at the time outstanding, at any time or from time to time after the date which is two (2) years following the Separation Date referred to above, upon notice given as hereinafter specified, at a redemption price equal to the Liquidation Preference, together with accrued dividends to the redemption date, whether or not earned or declared.

          Notice of every redemption of shares of this Series shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, such publication to be at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption. Notice of every such redemption shall also be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption; but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed.

          In the case of redemption of a part only of the shares of this Series at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of this Series shall be redeemed from time to time.

          If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.
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          If such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding standing that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time.

          Any funds so set aside or deposited by the Corporation and unclaimed at the end of three (3) years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

          (6) The shares of this Series shall not have any voting powers, either general or special, except as hereinafter provided. So long as any shares of this Series are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the consent of the holders of a majority of the shares of this Series at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (a) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws, of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the shares of this Series; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, the Common Stock or any other stock ranking junior to the shares of this Series or any shares of any class ranking on a parity with or prior to the shares of this Series shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the shares of this Series, or
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               (b) The merger or the consolidation of the Corporation
          with or into any other corporation, or the sale or transfer of all or substantially all of the assets of the Corporation; provided, however, that no such vote shall be required in connection with any merger if (x) the Corporation is the surviving corporation in such merger, (y) the shares of this Series continue as shares of the Corporation and (z) in connection with such merger, no amendment, alteration or repeal or the Certificate of Incorporation or By-Laws of the Corporation requiring approval under subsection (a) above shall be effected; provided, however, that no such consent of the holders of this Series shall be required if, at or prior to the time when such amendment, alteration, repeal, consolidation, merger, sale or transfer is to take effect, as the case may be, provision is made for the redemption in accordance with the foregoing provisions of all shares of this Series at the time outstanding.

                     PROVISIONS APPLICABLE TO COMMON STOCK

     D. Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

     E. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, all assets remaining after the payment to the holders of the preferred Stock at the time outstanding of the full amounts to which they shall be entitled shall be divided and distributed among the holders of the Common Stock according to their respective shares.

     F. Each holder of the Common Stock shall have one vote in respect of each share of such stock held by him.

     FIFTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal By-Laws of the Corporation.

     SIXTH: Elections of Directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

     SEVENTH: A. In addition to the requirements of the provisions of any series of Preferred Stock which may be outstanding, and whether or not a vote of the stockholders is otherwise required, the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (except proportionately as a stockholder); provided, however, that the eighty percent (80%) voting requirement shall not be applicable if
(i) the Continuing Directors, who at the time constitute at least a majority of the entire Board of Directors of the Corporation, have expressly approved the Business Transaction by at least a two-thirds (2/3) vote of such Continuing Directors, or (ii) all of the following conditions are satisfied;
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          (1) The Business Transaction is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation (other than such Related Person) in the Business Transaction is at least equal in value to such Related Person's Highest Purchase Price;

          (2) After such Related Person has become the Beneficial Owner of not less than ten percent (10%) of the Voting Stock of the Corporation and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities
     convertible into Voting Stock, except (a) as a   part of the
     transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the Voting Stock or (b) as a result of a pro rata stock dividend or stock split; and,

          (3) Prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly,
     (a) received the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its subsidiaries, or (b) caused any material change in the Corporation's business or equity capital structure, including the issuance of shares of capital stock of the Corporation to any third party.

     B. For the purpose of this Article SEVENTH:

          (1) The term "Business Transaction" shall mean (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation, (c) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of an entity to the Corporation or a subsidiary of the Corporation, (d) the issuance, sale, exchange, transfer or other disposition by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation, (e) any recapitalization or reclassification of the Corporation's securities (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person,
     (f) any liquidation, spinoff, splitoff, splitup or dissolution of the Corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.
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          (2) The term "Related Person" shall (a) mean and include any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the Voting Stock of the Corporation or was the Beneficial Owner of not less than ten percent (10%) of the Voting Stock of the Corporation
     (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation, or (z) as of the record date for the determination of stockholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (b) shall mean and include any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the Corporation, a wholly owned subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of the Corporation or any wholly owned subsidiary of the Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

          (3) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on February 23, 1983; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

          (4) The term "Highest Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the Corporation within one year prior to the date such Related Person became a Related Person or in the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the Voting Stock; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the Corporation, or the declaration of a stock dividend thereon, between the last date upon which such Related Person paid the Highest Purchase Price to the effective date of the merger or consolidation.

          (5) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.
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          (6) In the event of a merger in which the Corporation is the surviving corporation, for the purpose of subparagraph (1) of Section A of this Article SEVENTH, the phrase "property, securities or other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing stockholders.

          (7) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article SEVENTH as one class; provided, however, that if the Corporation has shares of Voting Stock entitled to more or less than one vote for any such share, each reference in this Article SEVENTH to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

          (8) The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Corporation prior to the time such Related Person became a Related Person or who subsequently became a director of the Corporation and whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least three-quarters (3/4) of the Continuing Directors then on the Board.

          (9) The term "Affiliate," used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

          (10) The term "Associate," used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any of its parents or subsidiaries, and (d) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation).

     C. For the purpose of this Article SEVENTH, if the Continuing Directors constitute at least a majority of the entire Board of Directors, then two-thirds (2/3) of such Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (v) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a stockholder), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (3) of Section A of this Article SEVENTH, and
(vii) such other matters with respect to which a determination is required under this Article SEVENTH.

     D. Nothing contained in this Article SEVENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     E. Notwithstanding any other provisions of this Certificate Of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the provisions of this Article SEVENTH may not be repealed or amended in any respect, nor may any provision be adopted inconsistent with this Article SEVENTH, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock.

     EIGHTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH of this Certificate of Incorporation.

     NINTH. The By-Laws of the Corporation may be altered, amended or repealed by the stockholders of the Corporation at any annual or special meeting of the stockholders by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).
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
     Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH of this Certificate of Incorporation.

     TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended.

     No amendment, modification or repeal of this Article TENTH shall adversely affect any right or protection that exists at the time of such amendment, modification or repeal.

     III. This Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation at the Annual Meeting of Stockholders held on April 25, 1990, in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate has been made under the seal of said PANHANDLE EASTERN CORPORATION and has been signed by one of its Vice Presidents and attested by its Assistant Secretary on this 30th day of April, 1990.


                                             PANHANDLE EASTERN CORPORATION

                                             /s/ CYRIL J. SMITH

                                             Cyril J. Smith
                                             Vice President






ATTEST:

/s/ CHERI L. PEPER

CHERI L. PEPER,
Assistant Secretary

                        State of Delaware                         PAGE 1

                        Office of the Secretary of State


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "PANHANDLE EASTERN CORPORATION", FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 1996, AT 10 O'CLOCK A.M.




                                           /s/ EDWARD J. FREEL

                                   --------------------------------------
                                      Edward J. Freel, Secretary of State

              [SEAL]
                                                   AUTHENTICATION:  7911138

                                                            DATE:  04-17-96

                           CERTIFICATE OF ELIMINATION

                                     of the

                         PARTICIPATING PREFERRED STOCK
                          (Par Value $1.00 Per Share)

                                       of

                         PANHANDLE EASTERN CORPORATION

                ------------------------------------------------

                       Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware

                ------------------------------------------------

     PANHANDLE EASTERN CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company on February 16, 1996, and remains in full force and effect:

     ELIMINATION OF PARTICIPATING PREFERRED STOCK

       WHEREAS, the Board of Directors of Panhandle Eastern Corporation (the "Company") believes that it is in the best interest of the Company to eliminate the 1,000,000 shares of Participating Preferred Stock, par value $1.00, of the Company.

        NOW, THEREFORE, IT IS HEREBY

       RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors and in accordance with the provisions of the Restated Certificate of Incorporation of the Company filed with the Office of the Secretary of State of the State of Delaware on April 30, 1990 (the "Certificate of Incorporation"), the Board hereby states and declares that none of the 1,000,000 authorized shares of the series of Preferred Stock of the Company designated as "Participating Preferred Stock" is outstanding and none will be issued subject to the Certificate of Incorporation or the certificate of designation and terms previously filed with the Secretary of State of the State of Delaware with respect to the Participating Preferred Stock and, when the certificate of elimination, referred to below, setting forth this resolution becomes effective, it shall have the effect of eliminating from the Certificate of Incorporation and such certificate of designation and terms all matters set forth therein with respect to the Participating Preferred Stock; and

       FURTHER RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors, the Board of Directors hereby authorizes the elimination in whole of the Participating Preferred Stock, and any shares thereof previously reserved for issuance shall automatically cease to be reserved for such purpose; and

       FURTHER RESOLVED, that each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed, a certificate of elimination relating to the Participating Preferred Stock substantially in the form presented to the Board of Directors.

     IN WITNESS WHEREOF, PANHANDLE EASTERN CORPORATION has caused this Certificate of Elimination to be duly executed by its duly authorized officer, this 4th day of March, 1996.


                                             PANHANDLE EASTERN CORPORATION



                                        By:       /s/ ROBERT W. REED
                                             ------------------------------
                                                      Robert W. Reed
                                                        Secretary

                               State of Delaware              PAGE 1

                        Office of the Secretary of State

                        --------------------------------





    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PANHANDLE EASTERN CORPORATION", CHANGING ITS NAME FROM "PANHANDLE EASTERN CORPORATION" TO "PANENERGY CORP", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 1996, AT 8:30 O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.







                                      /s/ EDWARD J. FREEL

                             -----------------------------------
                                  Edward J. Freel, Secretary of State


[SEAL]                                       AUTHENTICATION:  7921638

                                                      DATE:  04-29-96

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         PANHANDLE EASTERN CORPORATION

       Panhandle Eastern Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        First: That at a regular meeting of the Board of Directors of the Corporation held on January 24, 1996, the Board of Directors unanimously adopted resolutions proposing and declaring advisable that the first sentence of Section I of the Restated Certificate of Incorporation of the Corporation be amended to read as follows:

               "I. The name of the Corporation is PanEnergy Corp".

and, further, that Article FIRST of Section II of the Restated Certificate of Incorporation be amended to read as follows:

              "FIRST: The name of the corporation is PanEnergy Corp".

        Second: That on April 24, 1996 the stockholders of the Corporation entitled to vote it in respect of such Amendment, acting pursuant to
Section 228 of the General Corporation Law of the State of Delaware, gave their approval of such amendment.

       Third: That such amendment was duly adopted in accordance with the applicable provisions of Sections 242, 141(f) and 228 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, Panhandle Eastern Corporation has caused this certificate to be signed in its corporate name by Paul F. Ferguson, Jr., its Senior Vice President and Chief Financial Officer, and Robert W. Reed, its Secretary, this 24th day of April, 1996.

                                       PANHANDLE EASTERN CORPORATION



                                       By: /s/ PAUL F. FERGUSON, JR.
                                           -------------------------------
                                               Paul F. Ferguson, Jr.

                                            Senior Vice President and
[Seal]                                       Chief Financial Officer
ATTEST:


By: /s/ ROBERT W. REED
   --------------------------
    Robert W. Reed, Secretary